ENVIRONMENTAL INDEMNITY AGREEMENT

                  THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement"), made as of June __, 1998, from BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation. having an office at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Telefax Number (312) 977-3699 (the "Guarantor") to NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address 2 World Financial Center, Building B, New York, New York,
Attention: Raymond M. Anthony, Telefax Number: (212) 667-1666 (together with its successors and assigns, "Lender").

                                                     RECITALS

                  WHEREAS, pursuant to a Loan Agreement dated as of the date hereof between AH Texas Owner Limited Partnership, an Ohio limited partnership ("Borrower"), BLC of Texas-II, L.P., a Delaware limited partnership ("Manager"), and Lender (as modified and supplemented and in effect from time to time, the "Loan Agreement"), and a Building Loan Agreement between Borrower, Manager and Lender (as modified and supplemented and in effect from time to time, the "Building Loan Agreement," collectively with the Loan Agreement hereinafter referred to as the "Loan Agreements") at the request of Borrower and Guarantor, Lender has agreed to make a loan (the "Loan") to Borrower;

                  WHEREAS, Borrower and Manager are entering into a certain management agreement dated the date herewith and a certain development agreement dated the date herewith (collectively the "Management Agreement"), pursuant to which Manager shall manage, operate and develop the Property;

                  WHEREAS, Lender is unwilling to make the Loan unless Guarantor indemnifies Lender against certain liabilities arising under Environmental Laws (as herein defined), relating to the property being financed in connection with the Loan, which property consists of the fee simple interest in the land more particularly described in the Mortgage and all buildings, structures and other improvements now or hereafter situated on such land (the "Property"); and

                  WHEREAS,   Borrower  and  Lender   contemplate  that  Lender's
interest in and to the Loan or a portion thereof may be assigned by Lender in connection with one or more Securitizations.

                  NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:




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                  1.  Defined  Terms.  Unless the  context  otherwise  requires, capitalized terms used but not otherwise defined herein but defined in the Loan Agreements shall have the meanings provided therefore in the Loan Agreements, and the following terms shall have the following meanings:

     "Borrower" has the meaning provided in the Recitals to this Agreement.

                  "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority requiring, alleging or asserting liability with respect to Borrower, Manager or the Property, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use, Release or threatened Release into the environment of any Hazardous Substance in violation of any Environmental Law originating at or from, or otherwise affecting, the Property, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower, Manager or otherwise affecting the Property or (iii) any alleged injury or threat of injury to health, safety or the environment by Borrower, Manager or otherwise affecting the Property arising from actions which are in violation of Environmental Laws.

                  "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules, regulations or municipal ordinances each as amended from time to time, and any Permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment, health or safety, and pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes and all amendments to and regulations in respect of the foregoing laws.

                  "Environmental Reports" means the environmental audit reports, with respect to the Property, delivered to Lender prior to the date hereof and in connection with the Loan, and any amendments or supplements thereto delivered to Lender prior to the date hereof.

     "Guarantor" has the meaning provided in the first paragraph of this Agreement.

                  "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead based paint, the



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presence, generation, use, transportation, storage or disposal of or exposure to which (x) is regulated or could lead to liability under any Environmental Law or
(y) is subject to notice or reporting  requirements under any Environmental Law,
(ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances,"
"hazardous  wastes,"  "hazardous   materials,"   "extremely  hazardous  wastes,"
"restricted   hazardous  wastes,"  "toxic   substances,"   "toxic   pollutants,"
"contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to
which  is  now  or  hereafter   prohibited,   limited  or  regulated  under  any
Environmental Law.

     "Lender" has the meaning provided in the first paragraph of this Agreement.

     "Loan" has the meaning provided in the Recitals to this Agreement.

     "Loan Agreement" has the meaning provided in the Recitals to this Agreement.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "Release" means, with respect to any Hazardous Substances, any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Remedial Work" means any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind reasonably necessary or required under an applicable Environmental Law.

                  "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance in violation of Environmental Laws or transportation to or from the property of such Person of such Hazardous Substance in violation of Environmental Laws.

                  2.  Indemnification.

                  (a) Subject to the limitations set forth in Sections 14 and 17 hereof, Guarantor agrees to indemnify, reimburse, defend (with counsel satisfactory to Lender in Lender's sole discretion), and hold harmless Lender for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, reasonable



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disbursements and expenses, and reasonable consultants' fees,  disbursements and expenses, including costs of Remedial Work (collectively "Losses"), asserted against, resulting to, imposed on, or incurred by Lender, directly or indirectly in connection with any of the following:

     i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

                  ii) the presence, Use or Release of Hazardous Substances at, on, in, under or from the Property, which presence, use or release requires or could reasonably require Remedial Work;

                  iii)  any   Environmental   Claim  against  any  Person  whose
         liability for such Environmental Claim Guarantor has or may have assumed or retained either contractually or by operation of law;

                  iv) the breach of any representation, warranty or covenant set forth in Section 4.1.31, Section 4.2.31, Section 5.1.10, Section 5.2.10, and clauses (viii) through (xi) of Section 5.18, of the Loan Agreement; or

                  v) any failure of Guarantor to fulfill each and every obligation undertaken pursuant to this Agreement.

                  (b) The indemnity provided in this Agreement shall not be included in any exculpation of Guarantor, Manager, or Borrower from personal liability provided in the Loan Agreement or in any of the other Loan Documents. Nothing in this Agreement shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or in the other Loan Documents or otherwise available to it under law. GUARANTOR WAIVES AND RELEASES LENDER FROM ANY RIGHTS OR DEFENSES GUARANTOR MAY HAVE UNDER COMMON LAW OR ENVIRONMENTAL LAWS FOR LIABILITY ARISING FROM OR RESULTING FROM THE PRESENCE, USE OR RELEASE OF HAZARDOUS SUBSTANCES EXCEPT TO THE EXTENT DIRECTLY CAUSED BY THE GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT OF LENDER. IT IS EXPRESSLY ACKNOWLEDGED AND AGREED BY THE GUARANTOR THAT THE INDEMNITY CONTAINED IN THIS SECTION PROTECTS LENDER FROM THE CONSEQUENCES OF LENDER'S ACTS OR OMISSIONS, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENT ACTS OR OMISSIONS OF LENDER, TO THE EXTENT PROVIDED BY LAW; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO RELIEVE LENDER FROM LIABILITY DUE TO ITS GROSS NEGLIGENCE.

                  (c) With respect to those matters for which Guarantor has agreed to indemnify Lender hereunder, and to the maximum extent permitted by applicable law, Guarantor waives and releases Lender from any rights or defenses Guarantor may have under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of



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Hazardous  Substances  except to the extent directly caused by the fraud,  gross negligence or willful misconduct of Lender.

                   3. Payment. All payments due to Lender under this Agreement shall be payable to Lender within ten (10) days after written demand therefor, and shall bear interest at the Default Rate from the date such payment is due until the date of payment.

                  4.  Governing Law.

                  (a) The parties agree that the State of Texas has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  (b) Any legal suit, action or proceeding against Lender or Guarantor arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to ss. 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Guarantor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby designate and appoint CT Corporation Systems, 1633 Broadway, New York, New York 10016, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as such agent shall designate in writing in accordance with the terms hereof) with a copy of same to Guarantor in the manner hereinafter described and written notice of said service of Guarantor mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of New York. Guarantor (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

                  5. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing



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signed by the party against whom enforcement is sought,  and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Guarantor shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

                  6. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount.

                  7. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to Lender at its address set forth on the first page hereof, and if to Guarantor at its designated address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 7. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered concurrently to each of the following: Marc B. Friedman, Esquire, Dechert Price & Rhoads, 90 State House Square, 12th Floor, Hartford, Connecticut 06103-3702, Telefax Number 860/524- 3930; Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, New York 10281-1198, Attention: Raymond M. Anthony, Telefax Number (212) 667-1666; Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, NY 10281-1198, Attention Sheryl McAfee, Telefax Number (212) 667-1022; and Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, NY 10281-1198, Attention: Barry Funt, Telefax Number (212) 667-1022. A copy of all notices, consents, approvals and requests directed to Guarantor shall be delivered concurrently to each of the following: Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Jr., Telefax Number
(312) 977-3699; Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Robert J. Rudnik, Esquire, Telefax Number (312) 977-3769; Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Scott E. Jordan, Esquire, Telefax Number (312) 977-3769; and Wayne D. Boberg, Esq., Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60602, Telefax Number (312) 558-5700. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of



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delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation received prior to 5:00 p.m. local time on a Business Day or if confirmation received thereafter on the next succeeding Business Day, provided that such telecopied notice was also delivered as required in this Section 7. A party receiving a notice which does not comply with the technical requirements for notice under this Section 7 may elect to waive any deficiencies and treat the notice as having been properly given.

                  8. Trial by Jury. EACH OF GUARANTOR AND LENDER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT.

                  9. Assignment. Lender shall have the right to assign this Agreement and the obligations hereunder to any Person who is from time to time the owner of the Loan, but not otherwise. The parties hereto acknowledge that following the execution and delivery of this Agreement, Lender expects to sell, transfer and assign this Agreement, the Loan Agreements, the Note, the Mortgage and the other Loan Documents to a trustee and a servicer in connection with one or more Securitizations. All references to "Lender" hereunder shall be deemed to include the successors and assigns of Lender, including any trustee or servicer.

                   10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  11. Heading and Recitals. The information set forth in the heading and recitals hereof are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  13. Estoppel Certificates. Guarantor and Lender each hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice by Guarantor or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, there exists any matter giving rise to a claim under Section 2, and, if so, specifying each such matter;



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provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section 13, that Lender shall have received, together with Guarantor's request for such statement, an officer's certificate signed by an authorized officer of Guarantor stating that to the best of Guarantor's knowledge, no matter which could give rise to a claim under
Section 2 exists as of the date of such certificate (or specifying each such matter).

                  14. Survival. Subject to Sections 17 and 18 hereof, this Agreement shall survive (in perpetuity) the closing and disbursement of the funds evidenced by the Note, payment of the Note, payment and performance of the Loan Obligations (as such term is defined in the Mortgage), any release, reconveyance, discharge or foreclosure of the Mortgage, conveyance by deed in lieu of foreclosure, transfer, and any subsequent conveyance of the Property. Notwithstanding the foregoing, Guarantor shall not indemnify Lender with respect to any Losses incurred in connection with, or as a direct result of, any or all of the matters described above in Section 2(a)(i) through 2(a)(iv) to the extent that Guarantor can establish directly and solely that such Losses result from Hazardous Substances being placed on, above or under the Property (a) by the affirmative act or gross negligence of Lender or any employees, agents or bailees of Lender; or (b) subsequent to (i) Lender taking fee title to the Property pursuant to the Mortgage; or (ii) a foreclosure by Lender; or (iii) acceptance by Lender or any designee of a deed-in-lieu of foreclosure with respect to the Property. Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

                  15. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantor under this Agreement.

                  16. Liability. The liability of Guarantor under this Agreement shall in no way be limited or impaired by (a) any amendment or modification of the Loan Documents made in accordance therewith, (b) any extensions of time for performance required by any of the Loan Documents, or (c) the release or substitution in whole or in part, of any security for the Note or other evidence of debt issued pursuant to the Loan Documents; and in any of such cases, whether with or without notice to Guarantor and with or without consideration.

                  17.  Waiver of One Action Rule; Cross-Collateralization.

                  (a) The Loan has been made by Lender pursuant to the Master Financing Facility Agreement. The Master Financing Facility Agreement contemplates that one or more Other Loans made to Other Borrowers pursuant to the Master Financing Facility Agreement will, at Lender's election, be cross collateralized and cross defaulted with the Loan and with each other, subject to



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Section  (b)  below.  In such  event,  such  Other  Loans will be secured by the
Property and the Collateral, and the Loan will be secured by the Other Properties and Other Collateral serving as primary security for such Other Loans, subject to Section (b) below.

                  (b) Without limitation to any other right or remedy provided to Lender in the Loan Agreements or this Guaranty or any of the other Loan Documents, Guarantor covenants and agrees that upon the occurrence of an Event of Default and during the continuance thereof (i) Lender shall have the right to pursue all of its rights and remedies with respect to the Loan or the Other Loans in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell the Property, the Collateral, or any Other Property, or to enforce or realize upon any Other Non-Recourse Guaranty, in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" or "anti-deficiency" law or rule which may prevent Lender from bringing any claim, including any claim for deficiency, against Guarantor, before or after Lender's commencement or completion of any foreclosure action either judicially or by power of sale, and
(iii) the exercise by Lender of any remedies against the Property, the Collateral, any Other Property, or any Other Non-Recourse Guaranty will not impede Lender from subsequently or simultaneously exercising remedies against the Property, the Collateral, any Other Property, or any Other Non-Recourse Guaranty.

                  (c)      Intentionally deleted.

                  (d) It is understood and agreed by the parties hereto that upon the satisfaction, termination, or expiration of the indemnification provided in this Guaranty, no subsequent default under the Other Loans shall operate to revive or otherwise reinstate the Guaranty, other than as specifically set forth in Section 14 herein.

                  18. Notwithstanding anything to the contrary contained herein, upon the sale of the Property by Borrower to an unrelated third party purchaser, this Guaranty and the indemnity obligations provided hereunder shall terminate, except to the extent any such obligations exist and remain unpaid or otherwise unsatisfied; provided, however, that if subsequent to any such sale, Losses are incurred as set forth in Section 2(a) and it is proven that such Losses occurred as a result of actions or omissions of Borrower, Manager, or Guarantor, then the indemnification provided herein shall continue to be effective or shall be reinstated, as the case may be.

                  19. Except as otherwise provided herein and to the extent permitted by law, Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower, Guarantor, or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of any obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever, including but not limited to any and all suretyship defenses and defenses in the nature thereof such as the benefits of the provisions of Vernon's Texas Codes



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



Annotated, Civil Practices and Remedies, ss. 17.001, Vernon's Texas Codes Annotated Business & Commerce Code ss. 34.02 and Texas Rules of Civil Procedure, Rule 31, (except to the extent expressly provided to the contrary in this Guaranty or elsewhere in the Loan Documents), and Guarantor hereby covenants and agrees that Guarantor shall not be discharged of its obligations hereunder except as set forth in Section 18 above.

                  20. No Usury. Guarantor and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law). If the applicable law (state or federal) would render usurious any amount called for under this Agreement, or contracted for, charged, taken, reserved or received with respect to the indemnification hereunder, or if Lender's exercise of the option to accelerate the maturity of the indemnification hereunder, or any prepayment by Guarantor results in Guarantor having paid any interest in excess of that permitted by applicable law, then it is Guarantor's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid obligations (or, if the obligations have been or would thereby be paid in full, refunded to Guarantor), and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Agreement until payment in full so that the rate or amount of interest on account of the obligations does not exceed the maximum lawful rate from time to time in effect and applicable to the obligations for so loan as the obligations are outstanding. Notwithstanding anything to the contrary contained in this Agreement, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
                        [Signature on the following page]



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



                  IN  WITNESS   WHEREOF,   the   Guarantor   has   caused   this
Environmental Guaranty Indemnity Agreement to be duly executed by its duly authorized representative, all as of the day and year first above written.


                                     GUARANTOR:


                                     BROOKDALE LIVING COMMUNITIES, INC.,
                                     a Delaware corporation




                                     By:     ________________________________
                                             Darryl W. Copeland, Jr.
                                             Executive Vice President




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


AGREED AND ACKNOWLEDGED
ONLY FOR SECTION 8

NOMURA ASSET CAPITAL CORPORATION


By: ______________________________________
      Stuart Simon
      Director



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